Exhibit 10.9

XXXXXX XX, 200X

XXXXXXXXXXXX

XXXXXXXXXXXX

XXXXXXXXXXXX

Re:	Letter Agreement for Stock Option Grant and Acceptance Between
Nabi	Biopharmaceuticals and XXXXXXXXXX

Dear XXXXXXXXXXXXX:

I am pleased to report that for good and valuable consideration, receipt of which is hereby acknowledged, Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), does hereby grant to you (the “Optionee”) an option to purchase XXXXXXXXX shares of Common Stock of the Company (the “Option”), pursuant to the terms of the Company’s 2000 Equity Incentive Plan (the “Plan”) and the terms and conditions set forth below. A copy of the Plan is attached hereto and is incorporated herein in its entirety by reference.

The Optionee hereby accepts the Option subject to all of the provisions of the Plan, and upon the following additional terms and conditions:

1. The price at which the shares of Common Stock may be purchased pursuant to the Option is $XXXX per share, subject to adjustment as provided in the Plan.

2. (a) The Option shall expire at the close of business on the tenth anniversary of the date hereof (the “Expiration Date”). Subject to the following provisions of this Section 2 and to the provisions of the Plan, the Option shall be exercisable before said Expiration Date as follows: (i) if the Optionee is employed by the Company on the third anniversary of the date hereof, to the extent of 50% of the number of shares covered hereby; (ii) if the Optionee is employed by the Company on the fourth anniversary of the date hereof, to the extent of 75% of the number of shares covered hereby, less the number of shares as to which the Option has been exercised previously; and (iii) if the Optionee is employed by the Company on the fifth anniversary of the date hereof, to the extent of the full number of shares covered hereby, less the number of shares as to which the Option has been exercised previously. The Option may not be exercised at all during the first three years after the date hereof (except to the extent provided in the Plan) or after the Expiration Date.

(b) If the Optionee’s employment is terminated by the Company for “cause”, the Option shall terminate automatically and without notice to the Optionee on the date the Optionee’s employment is terminated. For purposes hereof, “cause” shall mean (i) illegal or disreputable conduct which impairs the reputation, good will or business of the Company or involves the misappropriation of funds or other property of the Company, (ii) willful misconduct by the Optionee or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach by the Optionee of any provision of any employment, advisory, consulting, nondisclosure, non-competition or other agreement between the Optionee and the Company or any subsidiary of the Company, (iii) refusal or failure to carry out any employment duties reasonably assigned to the Optionee other than by reason of death or disability, or (iv) demonstrated negligence or gross inefficiency in the execution of the Optionee’s employment duties for the Company. Any resignation in anticipation of discharge for cause that is accepted by the Company in lieu of a formal discharge for cause shall be deemed a termination of employment for cause for purposes hereof.

2000 Equity Incentive Plan

(c) If the Optionee dies while employed by the Company or within ninety (90) days after the Optionee ceases active employment due to disability, each option held by the Optionee immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by the Optionee’s executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within a one-year period beginning with the date of the Optionee’s death, but in no event beyond the Expiration Date.

(d) Notwithstanding the provisions of Section 8(D) of Optionee’s Employment Agreement effective as of XXXXXXXXXX but subject to the provisions of Section 2(d) of Optionee’s Change of Control Severance Agreement effective as of XXXXXXXXXXX, if the Optionee’s employment with the Company terminates for any reason other than cause or death, all options held by the Optionee that are not then exercisable, shall terminate. Options that are exercisable as of the date employment terminates shall be exercisable by the Optionee during the ninety (90) days following such termination, but only as to the number of shares, if any, as to which the Option was exercisable immediately prior to such termination and in no event after the Expiration Date.

(e) In the event exercise of the Option shall require the Company to issue a fractional share of Common Stock of the Company, such fraction shall be disregarded and the purchase price payable in connection with such exercise shall be appropriately reduced. Any such fractional share shall be carried forward and added to any shares covered by future exercise(s) of the Option.

3. The Option shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by the Optionee.

4. Options may be exercised only in writing and in the manner described in the Nabi Biopharmaceuticals Stock Options Information Brochure and the Salomon Smith Barney Automated Stock Access Program brochure, copies of which are attached hereto.

5. This Option shall not be treated as an incentive stock option.

6. Any brokerage fees or commissions, and all taxes are the responsibility of the Optionee.

WITNESS the execution hereof as of this XXXX day of XXXXX, 200X.

Nabi Biopharmaceuticals

By
Thomas H. McLain, Chairman, Chief Executive Officer and President

By signing this Letter Agreement below, the Optionee hereby acknowledges and agrees that he/she has read, understands and accepts all of the terms and conditions set forth herein and set forth in the Nabi 2000 Equity Incentive Plan and, without limitation, expressly agrees to the provisions of paragraph 2(d) set forth above.

Optionee Signature – XXXXXXXXX

Print Name

2000 Equity Incentive Plan